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                                                                   Exhibit 3.107

                                STATE OF FLORIDA

                                    [GRAPHIC]

                               DEPARTMENT OF STATE

I certify the attached is a true and correct copy of the Articles of Incorporation, as amended to date, of RESOURCE RECOVERY SYSTEMS OF SARASOTA, INC., a corporation organized under the laws of the State of Florida, as shown by the records of this office.

The document number of this corporation is P94000034723.

                                           Given under my hand and the
                                           Great Seal of the State of Florida
                                           at Tallahassee, the Capitol, this the
                                           Seventeenth day of May, 2002

[SEAL]
CR2EO22 (1-99)

                                                          /s/ Katherine Harris
                                                            Katherine Harris
                                                           Secretary of State

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                                                                           FILED

                                                            94 MAY - 9 PM 12:19
                                                            SECRETARY OF STATE
                                                            TALLAHASSEE, FLORIDA

                            ARTICLES OF INCORPORATION

                                       OF

                    SARASOTA COUNTY RECYCLING FACILITY, INC.

     The undersigned incorporator, for the purpose of forming a Corporation for profit under the Florida Business Corporation Act, hereby adopts the following Articles of Incorporation:

                                ARTICLE I - NAME

     The name of this Corporation is:

                    SARASOTA COUNTY RECYCLING FACILITY, INC.

                         ARTICLE II - TERM OF EXISTENCE

     The Corporation is to exist perpetually.

                             ARTICLE III - PURPOSES

     The purposes of the Corporation are to engage in any activity or business permitted under the laws of the United States and the State of Florida.

                           ARTICLE IV - CAPITAL STOCK

     The shares of stock of this Corporation shall consist of only one class. The number of shares of stock that this Corporation is authorized to have outstanding at any one time is 1,000 Shares of Common Stock having a par value of $1.00 per share.

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                          ARTICLE V - PRINCIPAL OFFICE

     The address of the principal place of business of this Corporation shall be:

                                          240 S. Pineapple Avenue
                                          10th Floor
                                          Sarasota, Florida 34236

and, the mailing address of this Corporation shall be:

                                          Post Office Box 49948
                                          Sarasota, Florida 34230-6948

                ARTICLE VI - INITIAL REGISTERED AGENT AND ADDRESS

     The registered agent and street address of the registered office of this Corporation is:

     Malcolm J. Pitchford                 240 S. Pineapple Avenue
                                          10th Floor
                                          Sarasota, Florida 34236

                             ARTICLE VII - DIRECTORS

     This Corporation shall have one (1) Director initially. The number of Directors may be changed from time to time by Bylaws adopted by the Shareholders. The name and address of each member of the first Board of Directors is:

     Malcolm J. Pitchford                 240 S. Pineapple Avenue
                                          10th Floor
                                          Sarasota, Florida 34236

                            ARTICLE VIII - AMENDMENT

     These Articles of Incorporation may be amended in certain instances by the Board of Directors as provided by statute and in certain instances by resolutions adopted by the Board of Directors,

                                        2

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proposed by them to the Shareholders and approved at a Shareholders Meeting by a majority of the stock entitled to vote thereon.

                            ARTICLE IX - INCORPORATOR

     The name and street address of each incorporator to these Articles of Incorporation is:

     Malcolm J. Pitchford                 240 S. Pineapple Avenue
                                          10th Floor
                                          Sarasota, Florida 34236

     The undersigned has executed these Articles this 6th day of May, 1994.

                                          /s/ Malcolm J. Pitchford
                                          --------------------------------------
                                          Malcolm J. Pitchford

                                                    "INCORPORATOR"

     Having been named as Registered Agent and to accept service of process for SARASOTA COUNTY RECYCLING FACILITY, INC. at the place designated in the Articles, I hereby accept the appointment as Registered Agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as Registered Agent.

5/6/94                                    /s/ Malcolm J. Pitchford
------------                              --------------------------------------
Date                                      Malcolm J. Pitchford
                                          Registered Agent

                                        3
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                                                                     FILED
                                                              94 AUG 22 PM 2:30

                                                              SECRETARY OF STATE
                                                             TALLAHASSEE FLORIDA


                              ARTICLES OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION

                                       OF

                    SARASOTA COUNTY RECYCLING FACILITY, INC.

     The undersigned, Elizabeth H. Karter, certifies that:

     1. She is the President of Sarasota County Recycling Facility, Inc., a Florida corporation, whose Articles of Incorporation were filed with the Secretary of State, State of Florida, on May 9, 1994.

     2. The following amendment to the Articles of Incorporation was unanimously adopted and approved by the Board of Directors and by the Shareholders, at a special joint meeting, duly called for the purpose of adopting this Amendment and held on May 9, 1994 at 4:30 p.m. at which a majority of the Directors and Shareholders were present and voting thereat. The number of votes cast by the shareholders were sufficient for approval.

     3. ARTICLE I of the Articles of Incorporation is hereby amended in its entirety to read as follows:

                                "ARTICLE I - NAME

     The name of this Corporation is:

                   RESOURCE RECOVERY SYSTEMS OF SARASOTA, INC.

     IN WITNESS WHEREOF, the undersigned President of the Corporation has executed these Articles of Amendment this tenth day of August, 1994.

                                          /s/ Elizabeth H. Karter
                                          --------------------------------------
                                          Elizabeth H. Karter, President